                                        Exhibit 99.1

             NEWS RELEASE

CONTACT:                                Thor Erickson – Investor Relations
              +1 (678) 260-3110

              Fred Roselli – U.S. Media Relations
              +1 (678) 260-3421

              Lauren Sayeski – European Media Relations
                  + 44 (0)1895 844 300

FOR IMMEDIATE RELEASE
COCA-COLA ENTERPRISES, INC. TO WEBCAST

SECOND-QUARTER 2011 EARNINGS CONFERENCE CALL

ATLANTA, June 21, 2011 – Coca-Cola Enterprises (NYSE: CCE) will release second-quarter 2011 earnings before the market opens on Thursday, July 28.  A conference call discussing these results will be webcast live over the Internet at 10:00 a.m. ET that morning.

       A copy of the company’s earnings news release will be available in the Investor Relations section of the company’s Web site (www.cokecce.com) under News Releases.

    The public can access the live webcast through the company’s Web site at www.cokecce.com.  A replay of the presentation will be available at this site later that day.

       Coca-Cola Enterprises, Inc. is the leading Western European marketer, distributor, and producer of bottle and can liquid nonalcoholic refreshment and the world’s third-largest independent Coca-Cola bottler. CCE is the sole licensed bottler for products of The Coca-Cola Company in Belgium, continental France, Great Britain, Luxembourg, Monaco, the Netherlands, Norway, and Sweden.  For more information about our company, please visit our website at www.cokecce.com.

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